UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): December 30, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information in this Current Report on Form 8-K, including the exhibit listed below, is being furnished, not filed, pursuant to Regulation FD.

On December 30, 2005, Entergy New Orleans filed its monthly operating report for November 2005 with the U.S. Bankruptcy Court for the Eastern District of Louisiana, pursuant to the Chapter 11 Operating Guidelines and Reporting Requirements of the U.S. Trustee, Region 5.  Entergy New Orleans' monthly operating report includes an unaudited balance sheet dated as of the end of the month, a statement of operations for the month, and a summary statement of cash receipts and disbursements for the month.  These unaudited financial statements are attached as an exhibit to this report.  Although not included in the exhibit attached to this report, the monthly operating report filed with the Bankruptcy Court also includes a detailed statement of cash receipts and disbursements, as well as other information.  The financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. The information contained in the monthly operating report may not be indicative of Entergy New Orleans' financial condition or operating results for the periods reflected in the Entergy New Orleans financial statements or reports filed with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and readers are cautioned to refer to Entergy New Orleans' Exchange Act filings.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1

Entergy New Orleans Balance Sheet, Statement of Operations, and summary Cash Receipts and Disbursements Statement from its November 2005 Monthly Operating Report filed with the U.S. Bankruptcy Court for the Eastern District of Louisiana

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: January 3, 2005